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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-34132) and Forms S-8 (File No. 333-23361 and File No. 333-23367) of our report dated February 5, 2001, relating to the consolidated financial statements of Micro Therapeutics, Inc., which appear in this Annual Report on Form 10-KSB.

PricewaterhouseCoopers LLP
Orange County, California
March 30, 2001